UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2025, Mountaineer Gas Company (“Mountaineer”), a West Virginia corporation and an indirect, wholly owned subsidiary of UGI Corporation (the “Registrant”), entered into that certain Credit Agreement by and among The Huntington National Bank, as administrative agent, letter of credit issuer, swing line lender and lead arranger (the “Agent”), Mountaineer as borrower, and certain lenders party thereto (the “Mountaineer Credit Agreement”), which refinanced Mountaineer’s 2019 Credit Agreement (as defined below).

The Mountaineer Credit Agreement provides, among other things, that the lenders’ revolver commitment is $150 million.

The revolving credit facility includes a $20 million sublimit for the issuance of letters of credit. Mountaineer has the option to increase the commitments under the Mountaineer Credit Agreement by up to an additional $100 million, to a total of $250 million, upon the receipt of commitments from one or more lenders and subject to the terms and conditions of the Mountaineer Credit Agreement.

At Mountaineer’s election from time to time, borrowings under the Mountaineer Credit Agreement will bear interest at either (i) the base rate, defined as the highest of (a) the prime rate, (b) the federal funds rate plus 0.50% and (c) the adjusted term SOFR rate for a one-month tenor plus 1%, in each case, plus the applicable margin or (ii) the adjusted term SOFR rate plus the applicable margin. The applicable margin for base rate loans ranges from 0% to 1.25%, and for SOFR loans from 1.00% to 2.25%, depending on the debt rating of Mountaineer. The adjusted term SOFR rate is defined as the term SOFR reference rate for the selected interest period, plus 0.10% per annum. The Mountaineer Credit Agreement includes customary provisions with respect to the replacement of the adjusted term SOFR rate.

The Mountaineer Credit Agreement has a maturity date of May 16, 2030, and Mountaineer has the option, with the consent of the lenders, to request extension of the maturity date to May 16, 2031, and then to May 16, 2032, upon fulfillment of specified conditions precedent.

Mountaineer may voluntarily prepay its borrowings under the Mountaineer Credit Agreement, in whole or in part, without any premium or penalty. The Mountaineer Credit Agreement requires compliance with conditions precedent that must be satisfied prior to any borrowing.

The borrowings under the Mountaineer Credit Agreement are unsecured, and the obligations under the Mountaineer Credit Agreement are guaranteed by any material subsidiaries of Mountaineer. As of May 16, 2025, there are no guarantors. Proceeds of the Mountaineer Credit Agreement are available to refinance existing indebtedness of the Borrower, finance the working capital needs of Mountaineer and its subsidiaries and for general corporate purposes.

The Mountaineer Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants relating to financial reporting, books and records and inspection rights, maintenance of existence, compliance with laws and payment of taxes, maintenance of properties and insurance, limitations on indebtedness and liens, restrictions on mergers and sales of assets, and limitations on investments, restricted payments and transactions with affiliates.

In addition, the Mountaineer Credit Agreement requires Mountaineer to abide by certain financial covenants as follows: (i) a ratio of total debt to total capitalization of not more than 0.65 to 1.00 for the most recently completed fiscal quarter and (ii) a ratio of Consolidated EBITDA of Mountaineer to Consolidated Interest Expense of not less than 2.00 to 1.00 for the most recently completed period of four consecutive fiscal quarters.

The Mountaineer Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other indebtedness in excess of a threshold amount, the bankruptcy or insolvency of Mountaineer or any of Mountaineer’s subsidiaries, monetary judgment defaults in excess of a threshold amount and ERISA defaults resulting in a material adverse effect. In the event of a default, the Agent may, and at the request of the requisite number of lenders shall, declare all amounts owed under the Mountaineer Credit Agreement immediately due and payable. For defaults related to insolvency, all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Mountaineer Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Mountaineer Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Mountaineer Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into the Mountaineer Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, on May 16, 2025, Mountaineer terminated that certain Third Amended and Restated Credit Agreement dated as of November 26, 2019 by and among Mountaineer, the lenders party thereto, Truist Bank (formerly Branch Banking and Trust Company), as administrative agent, letter of credit issuer and swing line lender, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of November 13, 2020, that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of April 9, 2021, that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of October 20, 2022 and that certain Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of April 26, 2024 (as amended, the “2019 Credit Agreement”).

The 2019 Credit Agreement, as amended, was previously described under Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Registrant on October 26, 2022 and Item 1.01 of the Current Report on Form 8-K filed with the SEC by the Registrant on May 2, 2024, which descriptions are hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Mountaineer Credit Agreement is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Mountaineer Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
10.1

Credit Agreement, dated as of May 16, 2025, by and among Mountaineer Gas Company, as borrower, the lenders party thereto and The Huntington National Bank, as Administrative Agent, Letter of Credit Issuer, Swing Line Lender and Lead Arranger.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

May 21, 2025	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary